 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
 _________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 10, 2014
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LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)
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DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
(415) 501-6000
(Registrant’s telephone number, including area code)
  _________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 8.01.	Other Events.
On October 10, 2014, Levi Strauss & Co. (the “Company”) announced its intention to redeem all of its outstanding 7 3/4% Euro Senior Notes due 2018 (the “Notes”).  In addition, on October 10, 2014, the trustee for the Notes, at the direction of the Company, issued a notice of redemption to redeem on November 10, 2014, all €150 million of Notes that remain outstanding. The Company intends to fund the redemption using a combination of its senior secured revolving credit facility and cash. A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release, dated October 10, 2014, announcing Levi Strauss & Co.'s intention to redeem all of its outstanding 7 3/4% Euro Senior Notes due 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE:	October 10, 2014	By:	/s/ WADE W. WEBSTER
		Name:	Wade W. Webster
		Title:	Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated October 10, 2014, announcing Levi Strauss & Co.'s intention to redeem all of its outstanding 7 3/4% Euro Senior Notes due 2018.